As filed with the Securities and Exchange Commission on July 10, 2000
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                             SAMUELS JEWELERS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                       95-3746316
(State or Other Jurisdiction of                        (I.R.S. Employer
 Incorporation or Organization)                       Identification No.)

                        2914 MONTOPOLIS DRIVE, SUITE 200
                               AUSTIN, TEXAS 78741
   (Address, including zip code, of Registrant's Principal Executive Offices)

                       SAMUELS JEWELERS, INC. 401(K) PLAN
                            (Full Title of the Plan)

                E. Peter Healey                              Copy to:
   Executive Vice President, Chief Financial
             Officer and Secretary                   Charles E. Harrell, Esq.
            Samuels Jewelers, Inc.                  Weil, Gotshal & Manges LLP
       2914 Montopolis Drive, Suite 200              700 Louisiana, Suite 1600
              Austin, Texas 78741                      Houston, Texas 77002
                (512) 369-1400                            (713) 546-5000
(Name, Address and Telephone Number, including
       Area Code, of Agent For Service)

=============================================================================================================
                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
       Title of Each                                   Proposed            Proposed
          Class Of                                     Maximum              Maximum
         Securities                Amount              Offering            Aggregate          Amount Of
           To Be                    To Be               Price              Offering          Registration
         Registered            Registered (1)        Per Unit(2)             Price(2)            Fee
-------------------------------------------------------------------------------------------------------------
Common Stock, par value         200,000 shares        $4.75                $950,000          $251
   $.001 per share
-------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, based on a good faith estimate of the aggregate number of shares of common stock of the Registrant that will be purchased pursuant to the Plan and on the average of the bid and asked prices ($4.75) of the Registrant's common stock as given on the Nasdaq OTC Bulletin Board on July 6, 2000.
================================================================================

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b), or additional information about the Samuels Jewelers, Inc. 401(k) Plan, Samuels Jewelers, Inc. and the administrators of such plan are available without charge by contacting:

                             Samuels Jewelers, Inc.
                        2914 Montopolis Drive, Suite 200
                               Austin, Texas 78741
                                 (512) 369-1400

                           Attention: E. Peter Healey
                         Executive Vice President, Chief
                         Financial Officer and Secretary

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission by Samuels Jewelers, Inc. (the "Corporation") are incorporated herein by reference:

         (a) the Corporation's Annual Report on Form 10-K for the fiscal year ended May 29, 1999 (File No. 0-15017);

         (b) the Corporation's Quarterly Reports on Form 10-Q for the quarters ended August 28, 1999, November 27, 1999 and February 26, 2000, respectively (File No. 0-15017); and

         (c) the description of the Corporation's Common Stock contained in the Corporation's Registration Statement on Form S-1/A filed on June 8, 1999 (File No. 333-78923), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Corporation with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Corporation's Certificate of Incorporation provides that each person who was or is made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Corporation will be indemnified by the Corporation, to the full extent permitted by the Delaware General Corporation Law (the "DGCL").

         Under Section 145 of the DGCL, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         The Certificate of Incorporation provides that a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for breaches of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations of law, (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions or (iv) for transactions in which the director received an improper personal benefit. The Certificate of Incorporation further provides that neither amendment nor repeal of such provision nor the adoption of any term of the Certificate of Incorporation inconsistent with such provision shall eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise, prior to such amendment, repeal or adoption of such inconsistent provision.

         The Corporation maintains a standard form of officers' and directors' liability insurance policy that provides coverage to the Corporation and the officers and directors of the Corporation for certain liabilities.

         The foregoing summaries are necessarily subject to the complete text of the statutes, the Certificate of Incorporation, the indemnification agreements and the insurance policy referred to above and are qualified in their entirety by reference thereto.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.  EXHIBITS.

          The Exhibits to this Registration Statement are listed in the Index to Exhibits on page II-7 of this Registration Statement, which index is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

                  (a)      The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this Registration Statement:

                                    (i) To include any prospectus required by
                           Section 10(a)(3) of the Securities Act of 1933;

                                    (ii) To reflect in the prospectus any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS to qualify the Plan under Section 401(k) of the Internal Revenue Code, as amended to date.

                  (c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Austin, state of Texas, on July 7, 2000.


                             SAMUELS JEWELERS, INC.

                             By: /s/ Randy N. McCullough
                                 -------------------------------------
                                 Randy N. McCullough
                                 President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints Randy N. McCullough and E. Peter Healey, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

           SIGNATURE                                  TITLE
           ---------                                  -----
    /s/ Randy N. McCullough        President, Chief Executive Officer (Principal
--------------------------------   Executive Officer) and Director
      Randy N. McCullough

      /s/ E. Peter Healey          Chief Financial Officer (Principal Financial
--------------------------------   Officer) and Director
        E. Peter Healey

       /s/ Doug Bullock            Vice President-Finance (Principal Accounting
--------------------------------   Officer)
         Doug Bullock

    /s/ David H. Eisenberg         Chairman of the Board
--------------------------------
      David H. Eisenberg

       /s/ David B. Barr           Director
--------------------------------
         David B. Barr

                                   Director
--------------------------------
      David J. Breazzano

      /s/ Wendy T. Landon          Director
--------------------------------
        Wendy T. Landon

       /s/ Jerry Winston           Director
--------------------------------
         Jerry Winston

         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto authorized, in the city of Austin, state of Texas, on July 7, 2000.

                                   SAMUEL JEWELERS, INC. 401(k) PLAN

                                   By:/s/ Dwayne A. Cooper
                                      ------------------------------------
                                   Name:  Dwayne A. Cooper
                                   Title: Plan Administrator and Treasurer
                                          of Plan Sponsor

                                INDEX TO EXHIBITS

  Exhibit Number    Exhibit
  --------------    -------

       4.1          Certificate of Incorporation of the Registrant*
       4.2          Bylaws of the Registrant*
       4.3          Samuels Jewelers, Inc. 401(k) Plan
       5.1          Opinion of Weil, Gotshal & Manges LLP.
       23.1         Consent of Weil, Gotshal & Manges LLP (contained in
                    Exhibit 5.1).
       23.2         Consent of Deloitte & Touche LLP.
       24.1         Power of Attorney#

*Incorporated herein by reference to the Registrant's Current Report on Form 8-K dated September 16, 1998 (File No. 0-15017).

#Included on "Signatures" page hereof.